University General Health System to Host Investor Update Conference Call on Thursday, December 19, 2013

Company Schedules "Investor and Analyst Day" for February 3, 2014

HOUSTON, TX -- (Marketwired - December 17, 2013) - University General Health System, Inc.(OTCQB: UGHS), a diversified, integrated multi-specialty health delivery system, today announced that it has scheduled a conference call for 4:30 p.m. Eastern Time (EST) on Thursday, December 19, 2013 to review the Company's status regarding its Form 10-Q filings and to update investors regarding 2013 performance expectations.

The Company also announced that it will host an "Investor and Analyst Day" for shareholders and potential investors at its corporate headquarters in Houston, Texas, on Monday, February 3, 2014. Participants at the "Investor and Analyst Day" event will be provided with updates from various corporate executives and will have an opportunity to tour the Company's flagship University General Hospital and a number of its Hospital Outpatient Department ("HOPD") facilities during the course of the day. A dinner for participants will follow the day's activities. Further details will be provided in a subsequent news release.

Conference Call Information

Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international/local participants dial 412-317-6716) and requesting participation in the "University General Health System Conference Call" at least five minutes before 4:30 p.m. EST on December 19, 2013.

A replay of the conference call will be available one hour after the call through December 27, 2013 at 9:00 a.m. EST by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID # 10038365.

ABOUT UNIVERSITY GENERAL HEALTH SYSTEM, INC.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers physician-centric, high quality patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, three ambulatory surgical centers, a number of diagnostic imaging, physical therapy and sleep clinics, and a hyperbaric wound care center in the Houston and Dallas metropolitan areas. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

For Additional Information, Please Contact:

Donald Sapaugh
 President
 (713) 375-7557 x 105
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
 Investor Relations Counsel
 (830) 693-4400
 info@rjfalkner.com